As filed with the Securities and Exchange Commission on March 17, 2004

Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0506313 (I.R.S. Employer Identification No.)

950 Echo Lane, Suite 100
Houston, Texas 77024
(Address of principal executive offices, including zip code)

GROUP 1 AUTOMOTIVE, INC. 401(k) SAVINGS PLAN
(Full title of the plan)

B. B. Hollingsworth, Jr.
Chairman, President and Chief Executive Officer
950 Echo Lane, Suite 100
Houston, Texas 77024
(Name and address of agent for service)

(713) 647-5700
(Telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Vinson & Elkins L.L.P.
2300 First City Tower, 1001 Fannin Street
Houston, Texas 77002
(713) 758-2222

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount	Proposed maximum	Proposed maximum	Amount
securities to be	to be	offering price per	aggregate	of
registered	registered (1)(2)	share (3)	offering price (3)	registration fee
Common Stock, $0.01 par value (4)	250,000 Shares	$35.91	$8,977,500.00	$1,137.45

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Group 1 Automotive, Inc. 401(k) Savings Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests in the Group 1 Automotive, Inc. 401(k) Savings Plan to be offered and sold pursuant to the employee benefit plan described herein.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Specifically, the offering price per share is based on the average of the high and low prices of Group 1 Automotive, Inc. Common Stock reported on the New York Stock Exchange as of March 12, 2004.

(4)	Each share of Common Stock includes an associated preferred share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing the Common Stock, and will be transferred only with the Common Stock.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission by Group 1 Automotive, Inc. are incorporated by reference and made a part of this prospectus.

•	the description of our capital stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on October 7, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our capital stock;

•	our annual report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 11, 2004;

•	Amendment to our annual report on Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 15, 2004;

•	the Group 1 Automotive, Inc. 401(k) Savings Plan annual report on Form 11-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on June 18, 2003;

•	Amendment No. 1 to the Group 1 Automotive, Inc. 401(k) Savings Plan annual report on Form 11-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on July 22, 2003; and

•	our current reports on Form 8-K filed with the Securities and Exchange Commission on January 27, 2004 and January 27, 2004 (excluding any information furnished pursuant to Item 9 or Item 12 of any such current report on Form 8-K).

     All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

     With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions shall be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

     Section 145 of the DGCL authorizes a corporation to advance its officers and directors expenses, provided that an officer or director provides the corporation with an undertaking to repay the advanced expenses should it ultimately be determined that such officer or director is not entitled to indemnification.

     Article VI of our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), provides for indemnification of each person who is or was made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative action, because such person is, was or has agreed to become an officer or director of our company or is a person who is or was serving or has agreed to serve at the request of our company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Restated Certificate of Incorporation was adopted or as may be thereafter amended.

     Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     Article VI of the Restated Certificate of Incorporation provides that we may maintain insurance, at our expense, to protect our company and any director, officer, employee or agent of our company or of another entity against any expense, liability or loss, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of Group 1 Automotive, Inc. with the Securities and Exchange Commission, each of the following exhibits is filed with this registration statement:

4.1	Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.3	Bylaws of the Company (Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.5	Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001.

4.6	First Amendment to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001, effective January 1, 2002.

4.7	Second Amendment to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001, effective January 1, 2003.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young L.L.P.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this registration statement).

     Undertaking Regarding Status of Favorable Determination Letter Covering the Plan

     We have submitted the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001 (the “Plan”) to the Internal Revenue Service (the “IRS”) in a timely manner and obtained a favorable determination letter regarding the Plan’s qualified status. Since this determination letter was obtained, we adopted the First Amendment to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001 (the “First Amendment”) and the Second Amendment to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001 (the “Second Amendment”). We will submit the First Amendment and the Second Amendment to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the First Amendment and the Second Amendment.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2004.

Group 1 Automotive, Inc.
By:	/s/B.B. Hollingsworth, Jr.

B.B. Hollingsworth, Jr. Chairman, President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth and Michael J. Poppe as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 10, 2004.

Signature	Title
/s/ B.B. Hollingsworth, Jr. B.B. Hollingsworth, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Scott L. Thompson Scott L. Thompson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ John L. Adams John L. Adams	Director
/s/ Robert E. Howard II Robert E. Howard II	Director
Louis E. Lataif	Director
/s/ Stephen D. Quinn Stephen D. Quinn	Director
J. Terry Strange	Director
/s/ Max P. Watson, Jr. Max P. Watson, Jr.	Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Group 1 Automotive, Inc. 401(k) Savings Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of March 2004.

Group 1 Automotive, Inc. 401(k) Savings Plan
By:	/s/ J. Brooks O’Hara
J. Brooks O'Hara
Vice President, Human Resources Plan Administrator

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.3	Bylaws of the Company (Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 Registration No. 333-29893).

4.5	Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001.

4.6	First Amendment to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001, effective January 1, 2002.

4.7	Second Amendment to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated Effective September 1, 2001, effective January 1, 2003.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young L.L.P.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this registration statement).